EXHIBIT 23.1





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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Tian'an Pharmaceutical Co., Ltd. on Form SB-2 whereby a shareholder of the Company propose to sell up to 666,950 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities to be sold.


                                Very truly yours,

                              HART & TRINEN, L.L.P.



                               /s/ William T. Hart
                                ---------------------------
                                 William T. Hart

Denver, Colorado
April 12, 2007






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